Exhibit 10.87

GUIDANCE LINE OF CREDIT AND SECURITY AGREEMENT

THIS GUIDANCE LINE OF CREDIT AND SECURITY AGREEMENT, dated as of the 15th day of July 2014, is made by and between COMSTOCK HOLDING COMPANIES, INC., a Delaware corporation (the “Borrower”), and EAGLEBANK, a Maryland banking corporation (the “Bank”). The Bank has agreed to extend a guidance line of credit to the Borrower and the Borrower has agreed to obtain credit from the Bank on the terms and conditions set forth in this Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Bank and the Borrower agree as follows:

Article 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings assigned to them below, which meanings shall be equally applicable to the singular and plural forms of the terms defined.

“Accounts” means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: all property included within the definitions of “accounts,” “chattel paper,” “documents,” “general intangibles” and “instruments” set forth in the UCC; all present and future rights to payments for goods sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; all present and future rights to payments for computer software, computer hardware or computer systems sold, leased or licensed; proceeds of any letter of credit of which the Borrower is a beneficiary; all forms of obligations whatsoever owed to the Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any goods which any of the foregoing may represent; any and all rights in any returned or repossessed goods; and all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; but excluding any letters of credit held by, or funds otherwise payable to, the Borrower as beneficiary, escrow agent or trustee for third parties, excluding, however, those Accounts (if any) listed on the Schedule of Excluded Assets attached hereto.

“Advances” means the Advances to be made to the Borrower by the Bank pursuant to Section 2.01(a) of this Agreement.

“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

“Agreement” means this Guidance Line of Credit and Security Agreement, as the same may be amended, modified or supplemented from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized or required to close.

“Capital Lease” means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

“Collateral” means collectively and includes all Accounts, Equipment, Inventory and all other property of the Borrower in which a Lien is granted to the Bank pursuant to this Agreement or any other agreement between the Borrower and the Bank.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

“Current Assets” means at any date, the aggregate amount of all consolidated assets of the Borrower (including, but not limited to, cash, marketable securities, accounts receivable) that would be classified as current assets, other than prepaid expenses and deferred tax benefits, all as computed in accordance with GAAP.

“Current Liabilities” means at any date, the aggregate amount of all consolidated liabilities of the Borrower (including tax and other proper accruals) that would be classified as current liabilities, computed in accordance with GAAP.

“Debt” means (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property or services (including trade obligations); (4) obligations as lessee under Capital Leases; (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit; (7) obligations under acceptance facilities; (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (9) obligations secured by any Liens, whether or not the obligations have been assumed.

“Default” means any event which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“EBITDA” means, , as of the date of any determination, Net Income (including income attributable to non-controlling interests), plus interest expense (including interest capitalized as a component of cost of sales), plus income tax expense, plus depreciation expense, plus amortization expense, plus non-cash stock compensation (to the extent deducted in calculating Net Income), plus any other non-cash, non-recurring charges against income approved in writing by the Bank, minus any income or gain from asset sales (except as earned in the normal course of the Borrower’s primary homebuilding business), plus any loss from asset sales (to the extent deducted in determining Net Income), plus any other add-backs approved by the Lender in writing, and otherwise determined in accordance with GAAP.

“Equipment” means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: all items which are included within the definitions of “equipment” and “fixtures” as set forth in the UCC, including, without limitation, computer software, computer hardware, computer systems, furniture, machinery, removable leasehold improvements and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, excluding, however, those items of Equipment (if any) listed on the Schedule of Excluded Assets attached hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

“Event of Default” means any of the events specified as an “Event of Default” under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“GAAP” means generally accepted accounting principles consistently applied.

“Guaranty” means the guaranty agreement from Christopher Clemente (the “Guarantor”) unconditionally guaranteeing to the Bank the full repayment of the Loan and all other obligations of the Borrower hereunder, as the same may be amended, modified or supplemented from time to time.

“Inventory” means all inventory in all of its forms and of every nature, kind and description, wherever located and whether now owned or hereafter acquired including, without limitation, goods held for sale or lease or to be furnished under contracts of service, raw materials, work in progress and materials to be used or consumed in the Borrower’s business and all accessions thereto and products thereof and documents therefor, excluding, however, those items of Inventory (if any) listed on the Schedule of Excluded Assets attached hereto.

“Investments” means all debt or equity securities or share, participation, or other interest in any Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), restriction or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Line of Credit Usage Fee” is defined in Section 2.04(b) of this Agreement.

“Loan” means the loan to be made to the Borrower by the Bank pursuant to Section 2.01(b) of this Agreement.

“Loan Documents” means this Agreement, the Note, the Guaranty, and any other document now or hereafter executed or delivered in connection with the Obligations in evidence thereof or as security therefor, including, without limitation, any life insurance assignment, pledge agreement, security agreement, deed of trust, mortgage, promissory note or subordination agreement.

“Maximum Amount” means (i) Five Million and no/100 Dollars ($5,000,000.00) with respect to the Loan, and (ii) Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) with respect to Advances for any one Project.

“Multiemployer Plan” means a Plan described in Section 4001(a)(3) of ERISA.

“Net Income” means, with respect to any Person, income after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP and shall exclude all unrealized gains or losses on Investments.

“Net Worth” means consolidated total equity (including non-controlling interest and Debt owed to shareholders) as computed in accordance with GAAP and reported in the financial statements of Borrower delivered to Bank.

“Note” means that certain Revolving Line of Credit Note from the Borrower to the Bank, dated as of the date hereof, in the original principal amount of Five Million and no/100 Dollars ($5,000,000.00) evidencing the obligation of the Borrower to pay the principal amount of the Advances, together with interest on the Advances, as the same may be amended, modified or supplemented from time to time.

“Obligations” means the Loan, the Note, all indebtedness and obligations of the Borrower under this Agreement and the other Loan Documents, as well as all other obligations, indebtedness and liabilities of the Borrower to the Bank, now existing or hereafter arising, of every kind and description, whether or not evidenced by notes or other instruments, and whether such obligations, indebtedness and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, related or unrelated to the Loan, similar or dissimilar to the indebtedness arising out of this Agreement, of the same or a different class of indebtedness as the indebtedness arising out of this Agreement, including, without limitation, any overdrafts in any deposit account maintained by the Borrower with the Bank, all obligations of the Borrower with respect to letters of credit issued by the Bank for the account of the Borrower, any indebtedness of the Borrower that is assigned to the Bank and any indebtedness of the Borrower to any assignee of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Plan” means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Project” means any residential projects pursued by Borrower or any Subsidiary for future development in the metropolitan Washington, DC area.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Subsidiary” means a corporation, limited liability company, limited partnership or other entity of which the Borrower has the ordinary voting power to elect a majority of the board of directors, managers or general partners of such entity.

“Termination Date” means July 14, 2015, and any extension or extensions thereof granted by the Bank in its sole discretion.

“UCC” means the Uniform Commercial Code as adopted by the State of Maryland.

Section 1.02 Accounting Terms. All accounting terms used herein which are not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or financial computation with respect to the Borrower, such terms shall mean a consolidated balance sheet or other financial statement or financial computation, as the case may be, with respect to the Borrower.

Article 2

TERMS OF THE LOAN

Section 2.01 Amount and Borrowing Procedure.

(a) Subject to the terms and conditions of this Agreement, the Borrower may, from time to time, but not more frequently than once per calendar month, until the Termination Date request Advances from the Bank as provided herein in an aggregate principal amount not to exceed at any one time outstanding the Maximum Amount. At such time as the Borrower requests an Advance be made, documentation shall be provided to the Bank in its sole discretion such as paid invoices, executed Letters of Intent, ratified purchase contracts, etc. Because the Loan under this Agreement is a guidance credit facility, the Bank reserves the right to approve or decline any request for an Advance in its sole, reasonable discretion. Up to the Maximum Amount, the Borrower may borrow, repay as permitted by the Note, and re-borrow hereunder from the date of this Agreement until the Termination Date. The Borrower covenants and agrees that at no time shall the aggregate principal amount of the Advances outstanding exceed the Maximum Amount.

(b) The obligation of the Borrower to repay the Advances, together with interest thereon as provided in the Note, shall be evidenced by the Note.

(c) The Borrower and the Bank from time to time may agree to extend the Termination Date or increase the amount of credit to be provided under this Agreement, or both. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect, and the Borrower shall execute and deliver any amendments or modifications to the Loan Documents as the Bank may require in connection with any such extension or increase. In order to be eligible for an extension of the Termination Date, (i) the Borrower must be in compliance with all financial covenants, (ii) there shall be no Event of Default or event or condition, but for the passing of time or giving of notice, would constitute an Event of Default, and (iii) the Borrower shall have delivered to the Bank audited financial statements for the previous fiscal year, current financial statements, tax return, liquidity verification and schedule of contingent liabilities for Guarantor. Nothing in this Section 2.01(c) shall obligate the Bank to grant such extensions or to increase the amount of credit provided under this Agreement.

Section 2.02 Payments and Computations.

(a) Notwithstanding that the Termination Date may not have occurred, the Borrower shall repay Advances made with respect to a particular Project on or before the earliest to occur of (i) 12 months from the date of the initial Advance for such Project, (ii) the date the Subsidiary takes full title to the Project, or (iii) within 10 days after a written termination of a letter of intent or purchase contract made by Borrower or any of its Subsidiaries pertaining to a Project. Notwithstanding the foregoing, with respect to two Projects known as Two Rivers I (66 – 28’ villa lots) and Two Rivers II (54 – 32’ villa lots), Advances shall be repaid as follows: subsequent to the initial takedown of two model lots for each of Two Rivers I and Two Rivers II, (i) $14,000 per lot upon acquisition of each production lot in Two Rivers I, and (ii) $15,000 per lot upon acquisition of each production lot in Two Rivers II; provided however that all Advances made for Two Rivers I and Two Rivers II shall be repaid no later than 12 months from the date of the initial Advance for each such Project.

(b) All payments due under this Agreement (including any payment or prepayment of principal, interest, late fees, other fees and other charges) or with respect to the Note or the Advances shall be made in lawful money of the United States of America, in immediately available funds, to the Bank at its office at 7815 Woodmont Avenue, Bethesda, Maryland 20814, or at such other place as the Bank may designate, and shall be applied first to accrued fees, next to accrued late charges, next to accrued interest and then to principal. If any payment of principal, interest or fees is not due on a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall accrue on the Advances at a per annum rate as provided in the Note for such event.

Section 2.03 Use of Proceeds. The proceeds of Advances hereunder shall be used by the Borrower for to fund (i) cash deposits due under certain purchase contracts made by the Borrower or any of its Subsidiaries and (ii) predevelopment costs, such as architectural, engineering, legal and entitlement costs incurred with respect to any Project. All Advances hereunder shall be used by the Borrower for carrying on a business, professional or commercial activity. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

Section 2.04 Fees

(a) On the date hereof and as a condition to the initial Advance, the Borrower shall pay to the Bank a one-time transaction fee equal to one percent of the Maximum Amount, or $50,000.00.

(b) The Borrower shall pay to the Bank, on the last day of January of each year and on the Termination Date (as extended, if applicable), a fee (“Line of Credit Usage Fee”) on the unused portion of the Maximum Amount equal to one quarter of one percent (0.25%) per annum (calculated in arrears on the average daily unused portion of the amount available to the Borrower hereunder).

Article 3

CONDITIONS PRECEDENT

Section 3.01 Condition Precedent to Initial Advance. The obligation of the Bank to make the initial Advance to the Borrower is subject to the condition precedent that the Bank shall have received on or before the day of such Advance each of the following, in form and substance satisfactory to the Bank and its counsel:

(a) Note. The Note duly executed by the Borrower.

(b) Evidence of All Corporate Action by the Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement.

(c) Incumbency and Signature Certificate of the Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement.

(d) Borrower’s Certificate. A certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying as to the Borrower’s organizational documents and good standing certificate(s).

(e) Statement of Covenant Calculations. A statement of the Borrower’s chief financial officer certifying as to calculations showing compliance with the financial covenants set forth in Article 7 of this Agreement.

(f) UCC Searches. Receipt by the Bank of UCC searches confirming that there are no UCC financing statements in favor of any Person with respect to the Collateral.

(g) Opinion of Counsel for the Borrower. A favorable opinion of counsel for the Borrower as to such matters as the Bank may reasonably request.

(h) Guaranty. The Guaranty duly executed by the Guarantor.

(i) Payment of Fees. The Borrower shall have paid the Bank the transaction fee specified in Section 2.04(a) of this Agreement and the closing costs, fees and expenses of the Bank, including without limitation, the reasonable fees and expenses of counsel to the Bank incurred in the preparation of this Agreement and the closing of the Loan.

Section 3.02 Conditions Precedent to All Advances. The obligation of the Bank to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

(a) The following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of such Advance, stating that:

(i) The representations and warranties contained in Article IV of this Agreement are correct on and as of the date of such Advance as though made on and as of such date.

(ii) There has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower and its Subsidiaries.

(iii) No Default or Event of Default has occurred and is continuing, or would result from such Advance.

(b) The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.

Article 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 4.01 Incorporation, Good Standing and Due Qualification. As of the date of this Agreement, the Borrower has the Subsidiaries listed in the Schedule of Subsidiaries attached hereto which are established for the purposes of owning, constructing or developing real property. Borrower is a corporation and each Subsidiary is a limited liability company, limited partnership or other entity, and each of Borrower and each Subsidiary is (a) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation; (b) has the corporate, limited liability company or limited partnership power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and (c) is duly qualified as a foreign entity and in good standing under the laws of each other jurisdiction in which such qualification is required.

Section 4.02 Corporate Power and Authority. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of, or filing or registration with, any governmental agency or authority or the stockholders of such corporation; (b) contravene such corporation’s charter or bylaws; (c) result in a breach of or constitute a default under any agreement or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (d) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by such corporation; or (e) cause such corporation to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such corporation.

Section 4.03 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

Section 4.04 Financial Statements. The most recent financial statements of the Borrower which have been furnished to the Bank in connection with this Agreement are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at the dates of such statements. The Borrower and its Subsidiaries have no Debt outstanding which is not reflected on such financial statements. Since the dates of such statements, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower and its Subsidiaries.

Section 4.05 Litigation. Except as set forth in the Borrower’s most recent 10-Q and 10-K filed with the Securities and Exchange Commission, there is no pending or threatened action or proceeding against or affecting the Borrower, before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower.

Section 4.06 Other Agreements. The Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower, or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. Except for those entities identified on the schedule of other agreements attached hereto who are subject to extended forbearance agreements, the Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 4.07 No Defaults on Outstanding Judgments or Orders. The Borrower has satisfied all judgments and the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

Section 4.08 Ownership and Liens. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower and none of its leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

Section 4.09 Operation of Business. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

Section 4.10 Taxes. The Borrower has filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

Section 4.11 Compliance with Applicable Laws. The Borrower has duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, all applicable laws, including without limitation, ERISA and the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower has not received notice of, nor knows of, or suspects facts which might constitute any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to any Project or its businesses, operations, assets, equipment, property, leaseholds, or other facilities.

Article 5

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that:

Section 5.01 Maintenance of Existence. The Borrower will preserve and maintain and cause each of its Subsidiaries to preserve and maintain its corporate, limited liability company or limited partnership existence and good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.

Section 5.02 Maintenance of Records. The Borrower will, and will cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower. The principal records and books of account, shall be kept at the chief executive office of the Borrower at the address set forth in Section 10.03 hereof. The Borrower will not move such records and books of account or change its chief executive office or the name under which it does business without giving the Bank at least thirty days’ prior written notice.

Section 5.03 Maintenance of Properties. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.04 Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement and to pay all Debt as it becomes due.

Section 5.05 Compliance With Laws. The Borrower will comply in all respects with all applicable laws, rules, regulations and orders (including, without limitation, the Employee Retirement Income Security Act, as amended from time to time), such compliance to include, without limitation, paying, before the same become delinquent, all duly imposed taxes, assessments and governmental charges imposed upon it or upon its property.

Section 5.06 Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

Section 5.07 Maintenance of Accounts. The Borrower shall maintain with the Bank the Borrower’s primary operating and deposit accounts. Bank acknowledges that that Borrower maintains operating accounts with other financial institutions in the ordinary course of business, and such practice is acceptable to Bank.

Section 5.09 Reporting Requirements. The Borrower will furnish to the Bank:

(a) Quarterly financial statements. As soon as available and, in any event, within 45 days after the end of each of the quarters of each fiscal year of the Borrower unaudited financial statements consisting of consolidated and consolidating balance sheets of the Borrower, as of the end of such quarter and consolidated and consolidating statements of income and retained earnings and cash flows of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP. Such financial statements shall be certified to be accurate by the chief financial officer of the Borrower (subject to year-end adjustments).

(b) Annual Financial Statements. As soon as available and, in any event, within 120 days after the end of each fiscal year of the Borrower audited financial statements consisting of consolidated and consolidating balance sheets of the Borrower as of the end of such fiscal year, consolidated and consolidating statements of income and retained earnings and cash flows of the Borrower for such fiscal year, and consolidated and consolidating statements of change in financial position of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP.

The consolidated statements shall be accompanied by an opinion thereon acceptable to the Bank of an independent certified public accounting firm selected by the Borrower and acceptable to the Bank.

(c) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants.

(d) Projections for Next Year. No later than 30 days prior to the close of each of the Borrower’s fiscal years, the Borrower will submit to the Bank annual consolidated and consolidating projections for the Borrower for the next fiscal year.

(e) Borrowing Certificate. No later than 20 days after the end of each calendar month, a completed and executed Borrowing Certificate in the form attached hereto.

(f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, which, if determined adversely to the Borrower could have a material adverse effect on the financial condition, properties or operations of the Borrower.

(g) Notice of Defaults and Events of Default. As soon as possible and, in any event, within fifteen (15) days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

(h) Proxy Statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

(i) ERISA Reports. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto.

(j) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

Section 5.10 Environment. The Borrower will be and remain, and cause each Subsidiary to be and remain for so long as there is an outstanding Advance to such Subsidiary, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder.

Section 5.11 Subordination of Shareholder Debt. The Borrower shall cause all Debt owed to its shareholders to be subordinated to the Loan upon terms satisfactory to the Bank; provided, however, the Bank shall permit current monthly payments of principal and accrued interest on such Debt not to exceed $50,000.

Section 5.13 Assignment of Insurance Escrow Account. As and when such escrow funds are incrementally released to the Borrower (currently scheduled for $1,000,000 in December 2014 and $1,000,000 in December 2016), the Borrower shall promptly deposit in a collateralized escrow account held at the Bank funds currently held in an insurance escrow account by Old Republic Risk Management in the current amount of $2,000,000 as shown on the Borrower’s balance sheet as Restricted Cash.

Article 6

NEGATIVE COVENANTS

The Borrower agrees that, without first obtaining the prior written consent of the Bank:

Section 6.01 Liens. The Borrower will not create, incur, assume or permit to exist any Lien upon or with respect to any of its properties or assets, now owned or hereafter acquired, except: (a) Liens in favor of the Bank; (b) Liens which are incidental to the conduct of the business of the Borrower, are not incurred in connection with the obtaining of credit and do not materially impair the value or use of assets of the Borrower; and (c) Liens in existence on the date of this Agreement and disclosed in writing to the Bank.

Section 6.02 Debt. The Borrower will not create, incur, assume or permit to exist Debt, except (a) the Obligations; (b) Debt in existence on the date of this Agreement and disclosed in the Borrower’s most recent SEC quarterly reports; (c) Debt of the Borrower subordinated to the Obligations on terms satisfactory to the Bank; (d) Debt of any Subsidiary to the Borrower or another Subsidiary; and (e) ordinary trade accounts payable; provided, however, that nothing herein shall restrict Borrower from guaranteeing the debt of Borrower’s Subsidiaries made in the ordinary course of business.

Section 6.03 Mergers, Etc. The Borrower will not merge or consolidate with any Person and will not permit any Subsidiary to merge with any person except that Borrower may merge with a Subsidiary and any Subsidiary may merge with another Subsidiary.

Section 6.04 Sale and Leaseback. The Borrower will not sell, transfer or otherwise dispose of any real or personal property to any Person and thereafter, directly or indirectly, lease back the same or similar property.

Section 6.05 Sale of Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets except: (a) for assets disposed of in the ordinary course of business, (b) the sale or other disposition of assets no longer used or useful in the conduct of its business, and (c) Equipment for which other Equipment of equivalent or greater value has not been substituted.

Section 6.06 Guaranties, Etc. Borrower will not assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, any liability arising out of any agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for obligations of any Person, or permit any such guaranties or liabilities to exist, except (i) with respect to debt in existence on the date hereof and previously disclosed to the Bank in writing and (ii) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) nothing herein shall restrict Borrower from guaranteeing the debt of Borrower’s Subsidiaries made in the ordinary course of business.

Section 6.07 Accounting Practices. The Borrower will not change its accounting practices or fiscal year end date.

Section 6.08 Transactions with Affiliate. The Borrower will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms no less favorable to the Borrower than would be applicable in a comparable arm’s length transaction with a Person not an Affiliate.

Article 7

FINANCIAL COVENANTS

So long as the Note shall remain unpaid or the Bank shall have any commitment under this Agreement:

Section 7.01 Minimum Liquidity. The Borrower will maintain at all times minimum Unrestricted Cash plus Restricted Cash assigned to the Bank of not less than $5,000,000.

Section 7.02 Minimum Net Worth. The Borrower will maintain at all times a Net Worth of not less than $10,000,000.

Section 7.03 Minimum EBITDA. The Borrower will maintain minimum EBITDA of no less than $1,000,000 in calendar year 2014 and no less than $3,500,000 in calendar year 2015 and thereafter.

The foregoing financial covenants shall be calculated based on the consolidated financial statements of the Borrower delivered to the Bank pursuant to Section 5.09 of this Agreement and shall be measured quarterly on a trailing twelve months basis.

Article 8

EVENTS OF DEFAULT

Section 8.01 Events of Default . Each of the following shall constitute an Event of Default under this Agreement:

(a) Failure of the Borrower to pay any Obligation to the Bank, including, without limitation, the principal of or interest on the Note or any of the Advances, when the same shall become due and payable, and such failure shall continue for a period of five (5) days or

(b) Failure of the Borrower to perform or observe any covenant set forth in this Agreement (except any such failure resulting in the occurrence of another Event of Default described in this section), or to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement within fifteen (15) days after receipt of notice from the Bank specifying such failure; or

(c) Discovery that any representation or warranty by the Borrower in this Agreement or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or in connection with any Advance under this Agreement was materially untrue in any material respect provided, however, the Bank shall take no action based on a default under this paragraph unless the Borrower shall have been provided a reasonable opportunity to render such misrepresentation or untruth immaterial; or

(d) If, as a result of default, any other obligation of the Borrower to Lender for the payment of any debt becomes or is declared to be due and payable prior to the expressed maturity thereof, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction; or

(e) The Borrower terminates its existence as a going business, makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or any substantial part of its property, or commences any proceeding relating to the Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

(f) If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if, within sixty (60) days after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, the appointment shall not have been vacated; or

(g) Any judgment against the Borrower in excess of $100,000.00 or any attachment in excess of $100,000.00 against any property of the Borrower that remains unpaid, undischarged, unbonded or undismissed for a period of thirty (30) days, unless and to the extent that the judgment or attachment is appealed in good faith in a court of higher jurisdiction and the appeal remains pending; or

(h) The occurrence of an event of default beyond any applicable cure period under any other Loan Document; or

(i) There shall occur a material adverse change in the financial condition of the Borrower which, in the judgment of the Bank, affects the ability of the Borrower to perform its obligations hereunder; or

(j) Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed $100,000.00.

Section 8.02 Remedies Upon Default. Upon the occurrence of an Event of Default, the following provisions shall be applicable:

(a) The Bank may, at its option, terminate its obligation to make Advances under this Agreement and declare all Obligations, whether incurred prior to, contemporaneous with or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable and may exercise all of it rights and remedies against the Borrower and any collateral.

(b) The Bank shall have such set-off rights as are provided by applicable common law or statute.

(c) THE BORROWER EXPRESSLY WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(d) The Bank may (i) notify the obligor of any Account of the Bank’s security interest in the Account and require payments to be made directly to the Bank to be held as additional cash collateral for the Obligations, and, to facilitate direct collection, the Bank shall have the right to establish a lockbox or make other arrangements, with which the Borrower shall cooperate, for the Bank to receive payments on the Accounts directly, and (ii) at the Bank’s discretion, apply any and all of the cash collateral to payment of the Obligations from time to time, whether or not such Obligations are then due.

(e) The Bank may foreclose its lien and security interest in the Collateral in any way permitted by law and shall have, without limitation, the remedies of a secured party under the UCC. The Bank may enter the Borrower’s premises without legal process and without incurring liability to the Borrower and remove the Collateral to such place or places as the Bank may deem advisable, or the Bank may require the Borrower to assemble the Collateral and make the Collateral available to the Bank at a convenient place and, with or without having the Collateral at the time or place of sale, the Bank may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales and upon such terms and conditions as the Bank may elect. The Bank shall give not less than five (5) days’ prior written notice to the Borrower of the time and place of any public sale of the Collateral or the time after which the Collateral may be sold in a private sale, which the Borrower agrees constitutes commercially reasonable notice. At any such sale the Bank may be the purchaser, subject to the applicable provisions of the UCC.

(f) The proceeds from any sale of the Collateral by the Bank shall first be applied to any costs and expenses in securing possession of the Collateral and to any expenses in connection with the sale. The net proceeds will be applied toward the payment of the Obligations. Application of the net proceeds as to particular Obligations or as to principal or interest shall be in the Bank’s absolute discretion. Any deficiency will be paid to the Bank forthwith upon demand, and any surplus will be paid to the Borrower if the Borrower is not otherwise indebted to the Bank.

(g) To the extent that the Obligations are now or hereafter secured by property other than the Collateral described herein or by the guarantee, endorsement or property of any other Person, the Bank shall have the right to proceed against such other property, guarantee or endorsement, and the Bank shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Bank shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Bank’s rights hereunder.

(h) The Bank may itself perform or comply, or otherwise cause performance or compliance, with the obligations of the Borrower contained in this Agreement, including, without limitation, the obligations of the Borrower to defend and insure the Collateral. The expenses of the Bank incurred in connection with such performance or compliance, together with interest thereon at the default rate specified in the Note, shall be payable by the Borrower to the Bank on demand and shall constitute a part of the Obligations.

Article 9

GRANT OF SECURITY AND OTHER TERMS REGARDING COLLATERAL

Section 9.01 Security Interest. The Borrower grants to the Bank, its successors and assigns, a security interest in the Accounts, Equipment, Inventory, all additions and accessions thereto and replacements thereof, all proceeds and products thereof, all books of account and records, including all computer software relating thereto, and all policies of insurance on any property of the Borrower and all proceeds of such policies, all of which shall secure the Obligations.

Section 9.02 Ownership; First Lien. Except for Liens in favor of the Bank or permitted by Section 6.01(c), the Borrower is the sole owner of each item of Collateral, having good and marketable title thereto, free and clear of all Liens. The security interest granted to the Bank hereunder constitutes and creates a valid and continuing first priority security interest in the Collateral in the favor of the Bank, prior to all other Liens and rights of others.

Section 9.03 Accounts. To the best of its knowledge, the Borrower represents and warrants as to each and every Account now existing that: (1) it is a bona fide existing obligation, valid and enforceable against the obligor; (2) the supporting documents, instruments, chattel paper and other evidences of indebtedness, if any, delivered to the Bank are genuine, complete, valid and enforceable in accordance with their terms; and (3) it is not and shall not be subject to any prohibition or limitation upon assignment. The Borrower covenants and agrees that each Account arising after the date of this Agreement will be in conformance with the foregoing representations.

Section 9.05 Equipment and Inventory.

(a) All of the Equipment and Inventory (other than Inventory sold in the ordinary course of business) will be kept only at the address of Borrower set forth in Section 10.03 hereof or at the locations described on the Schedule of Locations of Equipment and Inventory attached to this Agreement. The Borrower shall give the Bank at least thirty (30) days’ prior written notice before Equipment is moved or delivered to a location other than such designated places of business except in the ordinary course of business within the three jurisdictions in which Borrower operates as of the date hereof, and the Bank’s security interest will be maintained despite the location of the Equipment. The Borrower shall execute and deliver financing statements satisfactory to the Bank prior to any such move or delivery. The Borrower shall not, without the prior written consent of the Bank, move or deliver the Equipment to a location outside of the United States of America.

(b) The Borrower shall keep and maintain the Equipment in good operating condition and repair. The Borrower shall not permit any of the Equipment to become a fixture to any real estate unless subordination agreements satisfactory to the Bank are obtained from any owner or mortgagee of such real estate. The Borrower shall, immediately on demand therefor by the Bank, deliver to the Bank any and all evidence of ownership of any of the Equipment and Inventory. None of the Equipment shall be sold, transferred, leased or otherwise disposed of without the prior written consent of the Bank, except for (a) sales or dispositions of obsolete Equipment, and (b) sales or dispositions of Equipment which is contemporaneously replaced with Equipment of comparable value and utility; provided, however, that the Borrower shall not sell or dispose of any Equipment specifically financed by the Bank unless the Borrower repays the outstanding balance of the extension of credit relating to such Equipment.

Section 9.06 Insurance of Collateral. The Borrower shall have the Equipment and Inventory insured against loss or damage by fire, theft, burglary, pilferage, loss in transportation and such other hazards as the Bank shall specify, by insurers satisfactory to the Bank, in amounts satisfactory to the Bank and under policies containing loss payable and additional insured clauses satisfactory to the Bank. Any such insurance policies, or evidence thereof satisfactory to the Bank, shall be deposited with the Bank. The Borrower agrees that the Bank shall have a security interest in such policies and the proceeds thereof, and, if any loss should occur, the proceeds may be applied to the payment of the Obligations or to the replacement or restoration of the Equipment and Inventory damaged or destroyed, as the Bank may elect or direct. After the occurrence of a Default or an Event of Default, the Bank shall have the right to file claims under any insurance policies, to receive any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any of the insurance policies.

Section 9.07 Defense of Collateral. The Borrower shall keep the Collateral free of all Liens except Liens in favor of the Bank or permitted by Section 6.01. The Borrower, at its expense, will defend the Collateral against any claims or demands adverse to the Bank’s security interest and will promptly pay, when due, all taxes or assessments levied against the Borrower on the Collateral.

Section 9.08 Information Regarding Collateral. The Borrower shall provide the Bank such information as the Bank may from time to time reasonably request with respect to the Collateral, including, without limitation, copies of or access to the Borrower’s accounts and books of records and such other information concerning the Collateral as the Bank shall from time to time reasonably request.

Section 9.09 Perfection of Security Interest. The Borrower shall perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Bank to perfect, maintain and protect the Bank’s security interest in the Collateral. The Borrower shall pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement is sufficient as a financing statement.

Section 9.10 Indemnification. In any suit, proceeding or action brought by or against the Bank relating to the Collateral, the Borrower will save, indemnify and keep the Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Bank. The foregoing obligation of the Borrower to indemnify the Bank shall not extend to any suit, proceeding or action arising out of the Bank’s gross negligence or willful misconduct.

Section 9.11 Bank Appointed Attorney-in-Fact. The Borrower hereby appoints the Bank its agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Bank may deem necessary or advisable to accomplish the purpose hereof, which appointment as agent and attorney-in-fact is irrevocable and coupled with an interest.

Section 9.12 Corporate Name; Principal Place of Business. The Borrower represents and warrants that during the five years immediately preceding the date of this Agreement, neither the Borrower nor any predecessor of the Borrower has used any corporate or fictitious name other than its current corporate name and the names Comstock Homebuilding Companies, Inc. The principal place of business of the Borrower within the meaning of Section 9.103(3)(d) of the UCC, is the address set forth in Section 10.03 hereof.

Section 9.13 Right of Inspection. At any reasonable time and from time to time, the Borrower will permit the Bank or any agent or representative of the Bank to audit and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and discuss the affairs, finances and accounts of the Borrower with any of its officers and employees and the Borrower’s independent accountants.

Article 10

MISCELLANEOUS

Section 10.01 Collection Costs. The Borrower shall pay all of the reasonable costs and expenses incurred by the Bank in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation, reasonable attorneys’ fees and expenses.

Section 10.02 Modification and Waiver. Except for the other documents expressly referred to in this Agreement, this Agreement contains the entire agreement between the parties and supersedes all prior agreements between the Bank and the Borrower concerning the Loan and the Collateral. No modification or waiver of any provision of the Note or this Agreement and no consent by the Bank to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by an officer of the Bank with a title of vice president or any higher office, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Bank contained in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 10.03 Notices. Any notice, demand or request shall be provided in writing, shall be delivered to the address noted below and shall be (i) deemed fulfilled upon personal service or hand delivery, or (ii) deemed given three (3) business days after deposited in any post office or letter box, postage prepaid, by certified mail, return receipt requested, or (iii) shall be deemed given on the next business day after deposited with a recognized overnight courier that provides confirmation of delivery. All notices shall be sent to the following address (or such other address as the parties hereto may provide in writing from time to time):

If to Borrower to:	Comstock Holding Companies, Inc.
1886 Metro Center Drive
Fourth Floor
Reston, Virginia 20190
Attn: Christopher Clemente

With a copy to:	Comstock Holding Companies, Inc.
1886 Metro Center Drive
Fourth Floor
Reston, Virginia 20190
Attn: Jubal R. Thompson, General Counsel

If to Bank to:	EagleBank
11911 Freedom Dr, Suite 610
Reston, VA 20190
Attn: Jenifer J. Bush, Vice President

With a copy to:	Ballard Spahr, LLP
1909 K Street, NW, 12th Floor
Washington, DC 20006
Attn: James P. Cooke, Esq.

Section 10.04 Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

Section 10.05 Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making of the Advances hereunder.

Section 10.06 Fees and Expenses. Whether or not any Advances are made hereunder, the Borrower shall pay on demand all reasonable out of pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation, execution, delivery, filing, recording and administration of any of the documents and instruments executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Bank.

Section 10.07 Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

Section 10.08 Successors and Assigns. This Agreement shall inure to the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that the Borrower may not assign its rights hereunder without the prior written consent of the Bank.

Section 10.09 Interpretation. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Maryland, without reference to conflicts of law principles.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written.

Borrower:
COMSTOCK HOLDING COMPANIES, INC., a Delaware corporation

By:	(Seal)
Name:
Title:

Bank:
EAGLEBANK, a Maryland banking corporation

By:	(Seal)
Name:
Title:

Schedule of Subsidiaries

Schedule of Excluded Assets

Schedule of Locations of Equipment and Inventory

Schedule of Other Agreements

Schedule A to UCC-1 Financing Statement

All of Debtor’s right, title and interest in and to the following types (or items) of property, whether now owned or hereafter acquired by the Debtor:

1. All property included within the definitions of “accounts,” “chattel paper,” “documents,” “general intangibles” and “instruments” set forth in the UCC; all present and future rights to payments for goods sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; all present and future rights to payments for computer software, computer hardware or computer systems sold, leased or licensed; proceeds of any letter of credit of which the Debtor is a beneficiary; all forms of obligations whatsoever owed to the Debtor, together with all instruments and documents of title representing any of the foregoing; all rights in any goods which any of the foregoing may represent; any and all rights in any returned or repossessed goods; and all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; but excluding any letters of credit held by, or funds otherwise payable to, the Debtor as beneficiary, escrow agent or trustee for third parties.

2. All items which are included within the definitions of “equipment” and “fixtures” as set forth in the UCC, including, without limitation, computer software, computer hardware, computer systems, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

3. All inventory in all of its forms and of every nature, kind and description, wherever located and whether now owned or hereafter acquired including, without limitation, goods held for sale or lease or to be furnished under contracts of service, raw materials, work in progress and materials to be used or consumed in the Debtor’s business and all accessions thereto and products thereof and documents therefor.

4. All additions and accessions to any of the foregoing and all replacements thereof, all proceeds and products thereof, all books of account and records, including all computer software relating thereto, and all policies of insurance on any property of the Debtor and all proceeds of such policies.

5. All other assets of Debtor.

A-1